Exhibit 10.7

FORM OF

LEASE AGREEMENT

between

ABRAXIS BIOSCIENCE, LLC

and

APP PHARMACEUTICALS, LLC

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”), dated effective the          day of             , 2007 (the “Effective Date”), is made by and between Abraxis BioScience, LLC, a Delaware limited liability company (“LESSOR”), and APP Pharmaceuticals, LLC, a Delaware limited liability company (“LESSEE”).

RECITALS

WHEREAS, LESSOR and LESSEE (and their respective parent companies) have entered into a Separation and Distribution Agreement dated as of the Effective Date (the “Separation Agreement”);

WHEREAS, simultaneously herewith, New Abraxis, Inc., to be renamed Abraxis BioScience, Inc., parent company of LESSOR, and LESSEE are entering into a Manufacturing Agreement (the “Manufacturing Agreement”);

WHEREAS, LESSOR and LESSEE have entered into a lease dated as of the date hereof for the property located at 2020 Ruby Street, Melrose Park, Illinois (the “Ruby Street Lease”);

WHEREAS, the LESSOR is the owner of that certain improved real property located at and commonly known as the Cornell warehouse facility more particularly described in Exhibit A1 (together with all buildings, structures, fixtures and improvements and betterments thereon and appurtenances thereto other than the Machinery and Equipment (as defined in the Separation Agreement) of LESSOR) thereon attached hereto and made a part hereof (the “Property”);

WHEREAS, notwithstanding that LESSOR owns the Property and this Lease, LESSEE is, and remains, the owner of the Contributed Machinery and Equipment (as defined in the Separation Agreement) of LESSEE; and

WHEREAS, LESSOR desires to lease to LESSEE, and LESSEE desires to lease from LESSOR, (i) the Property, (ii) all improvements at any time existing thereon and (iii) all fixtures, equipment, furniture and machinery, excluding, for all purposes, the Machinery and Equipment of LESSOR (collectively, the “Premises”).

NOW, THEREFORE, in consideration of the mutual promises and premises hereinafter contained, it is hereby mutually agreed as follows:

ARTICLE I

Definitions

1.1 All capitalized terms used in this Lease and not defined herein shall have the meaning ascribed to such terms in the Separation Agreement.

[1]	Exhibit A will reflect a description of the warehouse facilities at Cornell.

ARTICLE II

Property

2.1 Lease. LESSOR hereby leases to LESSEE the LESSEE’s share of the Premises, hereinafter referred to as the “LESSEE Premises,” and LESSEE leases, hires and takes from LESSOR the LESSEE Premises. LESSEE has inspected the Premises and accepts the same “As Is.” The LESSEE Premises consists of approximately 71,000 square feet of warehouse space and shall include the right to use and obligation to share (as applicable) any common areas.

ARTICLE III

Term

3.1 Term. The term of this Lease shall commence on the Effective Date (the “Commencement Date”) and end on December 31, 2011 (the “Term”), unless earlier terminated in accordance with the provisions of this Lease.

3.2 Lease Extension Option.

(a) LESSEE may elect to extend the Term of this Lease until December 31, 2012 provided that the Ruby Street Lease is extended pursuant to Section 3.2 of that lease.

(b) For any extension, the base rent shall be the base rent of the immediately preceding lease year plus three percent (3%).

3.3 Holding Over. If LESSEE retains possession of the Premises or any part thereof after the termination of this Lease or expiration of the Term, LESSEE shall pay to LESSOR a monthly Rent equal to 2.00 times the monthly Rent in effect as of the last month of the Term. This charge shall not limit LESSOR’s right to seek such other remedy as may be available to it at law or equity.

ARTICLE IV

Rent

4.1 Rent. During the Term, LESSEE covenants and agrees to pay LESSOR, as annual rent for the Premises, the aggregate amount of $852,000, which shall be paid monthly (i.e., $71,000) on the 1st day of each month during the Term at the LESSOR’s address for notice hereunder or otherwise as LESSOR may designate (the “Rent”).

ARTICLE V

Services and Utilities

5.1 Services and Utilities. During the Term, LESSOR shall be solely responsible for and shall pay expenses for all utilities used or consumed at the Premises, including but not limited to all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises together with any taxes thereon. If LESSEE desires to install any equipment which shall require additional utility facilities or utility facilities of a greater capacity than the facilities existing on the Effective Date, such installation shall be subject to LESSOR’s prior written approval (such approval not to be unreasonably withheld, conditioned, denied or delayed) of LESSEE’s plans and specifications therefor.

5.2 LESSOR Not Responsible For Interruption of Service. LESSOR shall in no way be liable or responsible for any loss, damage or expense that LESSEE may sustain or incur by reason of any change, failure, interference, disruption or defect in the supply or character of the utilities furnished to the Premises, or if the quantity or character of the utilities supplied to the Premises are no longer available or suitable for LESSEE’s requirements, and no such change, failure, defect, unavailability or unsuitability shall constitute an actual or constructive eviction in whole or in part, or entitle LESSEE to any abatement or diminution of rent or additional rent, or relieve LESSEE from any obligations under the Lease; provided, however, if any service failure arises from the gross negligence or willful misconduct of LESSOR, then (a) the Rent and any additional rent payable under this Lease shall abate in proportion to the fraction of the total rentable area of the Premises that is materially affected by such service failure and (b) LESSEE shall have the right to pursue any and all remedies available at law or in equity.

ARTICLE VI

Repairs and Maintenance

6.1 LESSEE’s Obligations.

(a) Except for Capital Repairs (as hereinafter defined), LESSEE shall be responsible for (i) all repairs (including replacements) necessary to maintain the Premises in substantially the same condition as exists on the Effective Date, normal wear and tear and damage by fire or other casualty and eminent domain excepted. LESSEE shall not be responsible for any maintenance, repairs or replacement in or affecting any portions of the Premises occupied by any tenant or occupant other than LESSEE. In the event that LESSEE has not performed such repairs and LESSOR elects to perform the repair, after written notice and a reasonable opportunity to cure, LESSEE shall reimburse LESSOR the repair costs within thirty (30) days following LESSEE’s receipt of LESSOR’s written demand and evidence of payment therefor.

(b) LESSEE shall also be responsible for making any repairs to the Property caused by any act, omission or negligence of LESSEE or its employees, agents, invitees, licensees, subtenants, or contractors and shall indemnify and save harmless LESSOR from any and all expenses, liens, claims, or damages to either persons or property arising out of, or resulting from the failure to make such repairs; provided, however, LESSEE shall not be obligated to make any repairs to the Property if the need for such repairs is caused by LESSOR or its agents, contractors, employees, guests or invitees. LESSOR shall have the right to make any repairs that are the responsibility of LESSEE under this Section 6.1(b) at LESSEE’s sole cost and expense after written notice and reasonable opportunity to make the repair, and LESSEE shall reimburse LESSOR the repair costs within thirty (30) days following LESSEE’s receipt of LESSOR’s written demand and evidence of payment therefor.

(c) All repairs conducted by LESSEE shall be accomplished promptly with first class materials, in a good and workmanlike manner, in compliance with all applicable laws of all governmental authorities and in a style, character and quality conforming to the existing construction of the Premises.

6.2 LESSOR’s Obligations. For the purposes of this Lease, “Capital Repairs” shall mean (i) any maintenance, repairs or replacements to the roof, foundation and structural elements of the Premises, (ii) any maintenance, repairs or replacements to the Premises’ systems (which shall include the heating, ventilating, air-conditioning, plumbing, electrical, mechanical and other systems and equipment serving the Premises generally), the common areas or the exterior of the Premises and (iii) maintenance, repairs or replacements to the Premises required to comply with any laws applicable to the Premises (to the extent not relating to LESSEE’s use or occupancy of the Premises) enacted or promulgated after the date of this Lease, in each case, the cost of which is properly characterized as property, plant and equipment according to generally accepted accounting practices. LESSOR, at its expense (subject to reimbursement by LESSEE to the extent provided in Section 6.1 (b)), shall be responsible for all Capital Repairs necessary to keep the Premises in as good condition as exists as of the Effective Date or to comply with any laws applicable to the Premises (to the extent not relating to LESSEE’s use or occupancy of the Premises) enacted or promulgated after the Effective Date. LESSOR shall complete such repairs in a good and workmanlike manner consistent with normal and customary industry standards for buildings similar to the Premises and in compliance with all applicable laws.

ARTICLE VII

Alterations, and Additions

7.1 Alterations and Additions. LESSEE shall have the right, from time to time, without LESSOR’s consent, to make interior alterations, improvements and/or additions in and to the Premises that will have no effect on the roof, foundation or other structural elements of the Premises (the “Building Structure”) and will have no adverse effect on the heating, ventilating, air-conditioning, plumbing, electrical, mechanical and other systems and equipment serving the Premises generally (the “Building Systems”). LESSEE may make alterations, improvements and/or additions that affect the exterior of the Premises or may have a material adverse effect on the Building System only after first obtaining the prior written consent of LESSOR, which consent shall not be unreasonably withheld, conditioned, delayed or denied. All such approved additions, alterations or improvements shall be in accordance to plans and specifications prepared by a duly qualified architect or engineer who shall submit such plans and specifications to LESSOR for written approval, not to be unreasonably withheld, conditioned, delayed or denied. All alterations, improvements, and additions to the Premises shall be made in accordance with all applicable laws and shall at once when made or installed be deemed to have attached to the freehold and to have become the property of LESSOR and shall remain for the benefit of LESSOR at the end of the Term or other earlier termination of this Lease. Any equipment installed by LESSEE during the Term shall at LESSEE’s election be removed at the expiration or termination of this Lease or shall remain at the Premises. In the event of making such alterations, improvements, and/or additions as herein provided, LESSEE shall indemnify and save harmless LESSOR from any and all expenses, liens, claims, or damages to either persons or Premises arising out of, or resulting from the undertaking or making of said alterations, additions, and improvements. Notwithstanding anything to the contrary set forth herein, LESSEE shall have the right, without LESSOR’s consent or approval, to make non-structural alterations of less than $50,000 in any instance.

ARTICLE VIII

Taxes

8.1 Payment of Taxes. LESSOR shall pay all real property taxes applicable to the Premises. LESSOR’s obligations under this Section 8.1 shall survive the expiration or termination of this Lease.

8.2 Definition of Real Property Tax. As used herein, the term “real property tax” shall include any form of fee or tax imposed by any authority having the direct or indirect power to tax or assess, including any city, county, state or federal government, any school, agricultural, lighting, drainage or other improvement district thereof, or any private owners association created by covenants, conditions and restrictions binding on the Premises, as against any legal or equitable interest of LESSOR in the Premises, or as against LESSOR’s business of leasing the Premises. The term “real property tax” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the Term, including, but not limited to, a change in the ownership of the Premises. Notwithstanding the foregoing, “real property tax” shall not include: (i) all excess profits taxes, franchise taxes, succession taxes, estate taxes, capital stock taxes, inheritance taxes, gift taxes, mortgage taxes, federal and state income taxes or any other taxes imposed upon or measured by LESSOR’s gross income or profits unless the same is specifically imposed in lieu of real estate taxes or ad valorem taxes; (ii) penalties for late payments; (iii) special assessments; and (iv) transfer taxes imposed upon any transfer of the Premises or any interest therein.

8.3 Personal Property Taxes.

(a) LESSEE shall pay prior to delinquency all taxes assessed against and levied upon LESSEE’s trade fixtures, furnishings, Machinery and Equipment of LESSEE and all other personal property of LESSEE contained in the Premises or otherwise owned or operated by LESSEE at the Premises. When possible, LESSEE shall cause said trade fixtures, furnishings, Machinery and Equipment of LESSEE and all other personal property to be assessed and billed separately from the real property of LESSOR.

(b) If any of LESSEE’s personal property shall be assessed and billed with LESSOR’s real property, LESSEE shall pay LESSOR the taxes attributable to LESSEE within thirty (30) days after receipt of a written statement setting forth the taxes applicable to LESSEE’s property.

ARTICLE IX

Indemnification; Insurance

9.1 Indemnity. LESSEE shall indemnify, defend and hold harmless LESSOR (solely with respect to LESSOR’s position as the owner of the Premises and the landlord under this

Lease) from and against any and all claims arising from LESSEE’s use of the Premises, or from the conduct of LESSEE’s business or from any activity, work or things done, permitted or suffered by LESSEE in or about the Premises or elsewhere, and shall further indemnify, defend and hold harmless LESSOR (solely with respect to LESSOR’s position as the owner of the Premises and the landlord under this Lease) from and against any and all claims arising from any breach or default in the performance of any obligation on LESSEE’s part to be performed under the terms of this Lease or arising from any negligence of LESSEE, or any of LESSEE’s agents, contractors or employees, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; provided, however, LESSEE shall not indemnify, defend or hold harmless LESSOR from and against any claim, liability, expense, lawsuit, cost, loss or other damage, including reasonable attorneys’ fees, which arise from or are caused by or in anyway connected to the negligence or willful misconduct of LESSOR, its employees, agents, contractors, guests or invitees. Subject to Section 9.2 below, LESSOR shall indemnify, defend and hold harmless LESSEE (solely with respect to LESSEE’s position as the tenant under this Lease) from and against any and all claims arising from LESSOR’s use of or entry onto the Premises, and shall further indemnify, defend and hold harmless LESSEE (solely with respect to LESSEE’s position as the tenant under this Lease) from and against any and all claims arising from any breach or default in the performance of any obligation on LESSOR’s part to be performed under the terms of this Lease or arising from any gross negligence or willful misconduct of LESSOR, or any of LESSOR’s agents, contractors or employees and from and against all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; provided, however, LESSOR shall not indemnify, defend or hold harmless LESSEE from and against any claim, liability, expense, lawsuit, cost, loss or other damage, including reasonable attorneys’ fees, which arise from or are caused by or in anyway connected to the negligence or willful misconduct of LESSEE, its employees, tenants, agents, guests or invitees.

9.2 Exemption of LESSOR From Liability.

(a) Except to the extent caused by the gross negligence or willful misconduct of LESSOR, its employees, agents, guests or invitees, LESSEE hereby agrees that LESSOR and its agents shall not be liable for injury to LESSEE’s business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of LESSEE, LESSEE’s employees, invitees, customers or any other person in or about the Premises, nor shall LESSOR be liable for injury to the person of LESSEE, LESSEE’s employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, light fixtures or from any other cause whether said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to LESSEE. LESSOR shall not be liable for any damages arising from any act or neglect of any other lessee, if any, of the building in which the Premises are located.

(b) No directors, officers, employees or agents of LESSOR or individual, member of a joint venture, tenancy in common, firm or partnership, general or limited, which may be LESSOR or any successor in interest, shall be subject to personal liability with respect to any of the covenants or conditions of this Lease. LESSEE will not seek recourse against the directors, officers, employees or agents of LESSOR or an individual, member of a joint venture, tenancy in common, firm or partnership, general or limited, which may be LESSOR or any successor-in-interest or any of their personal assets for such satisfaction. It is mutually agreed that this clause is and shall be considered an integral part of this Lease.

(c) No directors, officers, employees or agents of LESSEE or individual, member of a joint venture, tenancy in common, firm or partnership, general or limited, which may be LESSEE or any successor in interest, shall be subject to personal liability with respect to any of the covenants or conditions of this Lease. LESSOR will not seek recourse against the directors, officers, employees or agents of LESSEE or an individual, member of a joint venture, tenancy in common, firm or partnership, general or limited, which may be LESSEE or any successor-in-interest or any of their personal assets for such satisfaction. It is mutually agreed that this clause is and shall be considered an integral part of this Lease.

(d) Remedies and limitations thereon set forth in this Lease shall only apply in this Lease.

9.3 Insurance.

(a) LESSOR shall obtain and maintain “all risk” property and casualty insurance on the Property, including the Premises. LESSEE shall pay the cost of the premiums for said insurance pertaining to the Premises or, if LESSOR consents, obtain Property & General Liability coverage of its own on the Premises, with LESSOR as loss payee on the Property and as additional named insured on the general liability policy. LESSEE shall carry and maintain at all times throughout the Term, at its expense, insurance with terms, coverage and companies satisfactory to LESSOR:

(i) commercial (comprehensive) liability insurance, with coverage against assumed or contractual liability under this Lease, with respect to liability arising out of ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto, to afford protection with respect to personal injury, loss of life and property damage, of not less than $2,000,000 per occurrence combined single limit subject to a $2,000,000 general aggregate;

(ii) “all risk” property insurance, including boiler and machinery comprehensive form, if applicable, covering damage to or loss of any of LESSEE’s personal property, fixtures, equipment and alterations, including electronic data processing equipment (and coverage for the full replacement cost thereof, including business interruption of LESSEE), together with, if the property of LESSEE’s invitees is to be kept in the Premises, warehouser’s legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitees and located in the Premises; and

(iii) worker’s compensation insurance and employer’s liability insurance in amounts required by applicable law or statute covering all persons employed in connection with LESSEE.

(b) LESSEE’s Contractor Insurance. LESSEE shall require any contractor of LESSEE performing work on the Premises to carry and maintain, at no expense to LESSOR:

(i) worker’s compensation insurance in form and amounts required by law; and

(ii) public liability insurance insuring LESSEE and LESSOR as additional insured, against liability which may arise on account of any alteration, addition, improvement or construction, written on a claims occurrence basis with minimum limits of $1,000,000/occurrence (it being understood that this is public liability insurance and not product liability insurance).

(c) Insurance Companies. Insurance required to be maintained by LESSEE shall be written by companies licensed to do business in the state in which the Premises are located and having, at the time the initial policies are issued, a General Policyholders Rating of at least “A-/VII” (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of “Best’s Insurance Guide.”

(d) Policy Requirements. Comprehensive commercial liability and “all risk” property insurance policies evidencing such insurance shall, with respect to comprehensive commercial liability policies, name LESSOR and/or its designee(s) as additional insured and, with respect to “all risk” property insurance policies, name LESSOR and/or its designee(s) as loss payee, shall be primary and noncontributory and shall contain a provision, by means of endorsement or otherwise, whereby the insurer agrees that such policy shall not be cancelled, materially changed or not renewed without at least thirty (30) days advance written notice to LESSOR (except in case of cancellation for non-payment of premium, in which case ten (10) days advance written notice shall be sufficient) at the address set forth herein, or to such other party or address as may be designated by LESSOR or its designee from time to time. Such commitment to provide prior notice of cancellation, modification or non-renewal shall be without qualifications. All liability insurance policies shall be written on a claims occurrence basis and have a separation of insureds endorsement.

(e) Certificates of Insurance. Prior to the Commencement Date and thereafter on the anniversary of the issuance of each policy LESSEE shall furnish to LESSOR certificates of insurance evidencing the coverage under each of the policies required by LESSOR herein. Said certificate shall include an acknowledgment of the commitment to provide LESSOR thirty (30) days’ prior written notice of cancellation, modification or non-renewal (except ten (10) days for non-payment).

(f) LESSEE’s Failure to Comply with Insurance Requirements. In the event that LESSEE fails to comply with LESSEE’S insurance requirements as stated herein, then, in addition to (and not in lieu of) all other remedies that LESSOR may have hereunder for a breach by LESSEE, LESSOR may, but shall not be obligated to, obtain such insurance at LESSOR’s sole option and keep the same in effect, and LESSEE shall pay LESSOR the premium cost thereof upon demand. It is agreed, however, that LESSOR is not responsible for any inadequacy of insurance protection purchase by LESSEE or by LESSOR on behalf of LESSEE.

(g) Mutual Waiver of Subrogation. Neither LESSOR nor LESSEE shall be liable to the other or to any insurance company (by way of subrogation or otherwise) providing coverage for any loss or damage to any building, structure or other tangible property, or any resulting loss of income, even though such loss or damage might have been occasioned by the negligence of the other contracting party, its agents or employees, provided and to the extent such loss or damage is covered by insurance, it being acknowledged and agreed that the amount of any insurance deductibles is expressly excluded from the waiver provisions herein set forth. Notwithstanding the foregoing, the cost of any damage not covered by insurance shall be borne by the responsible party.

(h) Notice of Fire. LESSEE shall give immediate notice to LESSOR in case of fire or accidents in the Premises or of defects therein or in any fixtures or equipment and both parties shall procure a waiver of right of subrogation against one another on the part of all insurance carriers in connection with all insurance policies covering losses arising out of destruction or damage to the Premises or its contents.

ARTICLE X

Compliance with Requirements

10.1 Compliance. LESSEE will use commercially reasonable efforts not to do any act or thing which constitutes a public or private nuisance. LESSOR will join in the application for any permit or authorization with respect to any Legal Requirements if such joinder is necessary. The term “Legal Requirements” shall mean all statutes, codes, ordinances, rules, regulations, orders, judgments or decrees of governments, authorities, agencies, officials and officers which now or at any time hereafter may be applicable to the Property.

ARTICLE XI

[Intentionally Omitted]

ARTICLE XII

Covenant Against Liens

12.1 Liens of LESSEE. If because of any act or omission of LESSEE, any mechanic’s lien or other lien, charge, or order for the payment of money shall be filed against any portion of the Premises, LESSEE shall, at its own cost and expense, cause the same to be discharged of record or bonded within ninety (90) days after written notice from LESSOR to LESSEE of the filing thereof.

12.2 Removal of Liens. If LESSEE shall fail to cause such liens to be discharged of record or bonded within the aforesaid ninety (90) day period or satisfy such liens within thirty (30) days after any judgment in favor of such lien holders from which no further appeal might be taken, then LESSOR shall have the right to cause the same to be discharged. All amounts paid by LESSOR to cause such liens to be discharged shall constitute additional rent payable by LESSEE to LESSOR.

ARTICLE XIII

Environmental Matters

13.1 Conduct of Operations. During the Term, LESSEE shall conduct its operations at the Premises in material compliance with applicable Environmental Laws.

13.2 Hazardous Materials. LESSEE shall not cause nor permit, nor allow any of LESSEE’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees or sublessee’s (individually, a “LESSEE PARTY” and collectively, “LESSEE PARTIES”) to cause or permit, any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, except in material compliance with all applicable Environmental Laws. As used herein, “Hazardous Materials” means any chemical, substance, material, controlled substance, waste or combination thereof, whether solid, semi-solid, liquid or gaseous, which is hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful properties or effects, including, without limitation, petroleum and petroleum byproducts, asbestos, radon, polychlorinated biphenyls (PCBs), refrigerants regulated by the Environmental Protection Agency’s “Refrigerant Recycling Rule,” as amended from time to time, and all of those chemicals, substances, materials, controlled substances, wastes or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects. As used herein, “Environmental Laws” means any and all federal, state or local laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions concerning the protection of public health and safety, worker health and safety or the environment, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to and enforceable upon LESSEE, or the Premises. LESSEE and LESSEE PARTIES shall comply in all material respects with all Environmental Laws and promptly notify LESSOR in writing of the material violation of any Environmental Law or any reportable spill and/or release of any Hazardous Materials, in, on, under or about the Premises or the improvements thereon or the soil or groundwater thereunder. LESSOR shall have the right to enter upon and inspect the Premises and to conduct tests, monitoring and investigations, in each case after 24 hour prior notice to LESSEE or as is otherwise reasonably necessary in the operation and/or protection of the Premises, its components or persons therein; provided however, that LESSOR shall take reasonable commercial efforts to minimize any disturbance to LESSEE or any interruption of LESSEE’S business. If such tests indicate the presence of any environmental condition caused or exacerbated during the Term by LESSEE or any LESSEE PARTY or arising during LESSEE’s occupancy, LESSEE shall reimburse LESSOR for the cost of conducting such tests (except to the extent such environmental condition arises from or is caused or exacerbated by the gross negligence or willful misconduct of LESSOR, its employees, agents, contractors, guests or invitees). The phrase “environmental condition” shall mean any adverse condition relating to the release of any Hazardous Materials to the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air. In the event of any such environmental condition, LESSEE shall promptly take any and all steps necessary to rectify the same to the satisfaction of the applicable agencies.

13.3 LESSEE’s Indemnification. LESSEE shall indemnify, defend and hold harmless LESSOR from and against any and all claims, judgments, causes of action, damages, penalties, fines, costs, liabilities, losses and expenses arising at any time during or after the Term from (a) LESSEE’s and/or any LESSEE PARTY’s breach of this Section 13 or (b) the presence, spill and/or release of Hazardous Materials brought onto the Premises by or for LESSEE and/or any LESSEE PARTY during the Term, in each case except to the extent arising from, caused by or in any way connected to the gross negligence or willful misconduct of LESSOR, its employees, agents, contractors, guests or invitees. This indemnity shall include, without limitation, the cost of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by LESSOR to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by LESSEE with all Environmental Laws, shall excuse LESSEE from LESSEE’s obligation of indemnification pursuant hereto. LESSEE’s obligations pursuant to the foregoing indemnity shall survive the expiration or termination of this Lease.

13.4 LESSOR’s Indemnification. LESSOR shall indemnify, defend and hold harmless LESSEE from and against any and all claims, judgments, causes of action, damages, penalties, fines, costs, liabilities, losses and expenses arising at any time during or after the Term from (a) any environmental condition or Hazardous Materials that come to exist on, under or about the Premises during the Term as a result of or in connection with the activities of LESSOR, its employees, agents, contractors, guests or invitees or (b) any environmental condition or Hazardous Materials which come to exist on, under or about the Premises after the Term, in each case except to the extent arising from, caused by or in any way connected to the negligence or willful misconduct of LESSEE, its employees, agents, contractors, guests or invitees. This indemnity shall include, without limitation, the cost of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by LESSEE to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by LESSOR with all Environmental Laws, shall excuse LESSOR from LESSOR’s obligation of indemnification pursuant hereto. LESSOR’s obligations pursuant to the foregoing indemnity shall survive the expiration or termination of this Lease.

13.5 Surrender of the Premises. Notwithstanding any other provision in this Lease, upon expiration or earlier termination of this Lease, LESSEE shall conduct an environmental site assessment (“ESA”) of the Premises with the objective of evaluating the potential for releases of Hazardous Materials on the Premises as a result of LESSEE’s operations on the Premises during the Term. The ESA shall be conducted, at the expense of LESSEE, by a third-party environmental consultant chosen by LESSEE and approved by LESSOR, which approval shall not be unreasonably withheld. If the ESA reveals evidence of a release of Hazardous Materials from LESSEE’s operations at the Premises during the Term, then LESSEE shall conduct remedial action to address such release as required by applicable Environmental Laws. LESSEE’s obligation to complete any such remedial action initiated under this Section 13.5 shall survive the termination or expiration of this Lease.

ARTICLE XIV

Surrender

14.1 Surrender. LESSEE shall deliver and surrender to LESSOR possession of the Premises upon expiration of this Lease or its earlier termination in substantially the same condition as exists on the Effective Date (except for normal wear and tear and, subject to the provisions of Article XV, damage by fire or other casualty, the elements and any cause beyond LESSEE’s reasonable control).

14.2 Surrender of LESSEE’s Machinery and Equipment & Trade Fixtures. Upon the expiration or earlier termination of this Lease, LESSEE shall convey, transfer and deliver to LESSOR on an AS IS, WHERE IS BASIS title to all equipment, fixtures and machinery installed or placed in the Premises for a total purchase price of ONE DOLLAR ($1.00) except for all of LESSEE’s assets at the Premises that LESSEE elects to remove (including, without limitation, any inventory, records, raw materials, WIP, furnished goods, supplies, vehicles, office furniture, computers and other hardware and software) (collectively the “Retained Equipment”), whose title shall be retained by LESSEE on the expiration or earlier termination of this Lease. Within thirty (30) days from the expiration or earlier termination of this Lease, LESSEE shall remove the Retained Equipment from the Premises at no cost to LESSOR. Any damage to the Premises caused by the removal of the Retained Equipment shall be restored by LESSEE to the condition that existed prior to such removal. LESSEE’s obligation to observe or perform this covenant shall survive the expiration or termination of this Lease.

ARTICLE XV

Destruction Of Premises

15.1 Termination for Major Casualties. In the event that the Premises are damaged or destroyed by fire, windstorm or any other casualty (a “Casualty”) to such an extent that, in the commercially reasonable judgment of either party, (a) at least 75% of the rentable area of the Premises cannot be occupied and used by either party in the ordinary course of business or (b) any damage or destruction to the Premises cannot be repaired within one hundred eighty (180) days from the date of the Casualty (each such event, a “Material Casualty”), or if insurance proceeds (excluding the amount of the deductible under the applicable insurance) shall be insufficient to restore such Casualty (unless such insufficiency is the result of either party’s failure to maintain the insurance required under this Lease), then either party shall have the right to terminate this Lease as of the date of such Casualty (notwithstanding any contrary provisions in the Lease) by furnishing written notice to the other party to that effect not more than thirty (30) days after the Casualty. If either party so terminates this Lease under this Section 15.1, the Rent and additional rent with respect thereto shall be prorated and paid or refunded, as appropriate, from the date of the Material Casualty.

15.2 Restoration of Damage. In the event of a Casualty that is not a Material Casualty, or if neither party elects to exercise its right to terminate this Lease as provided in Section 15.1 above in connection with a Material Casualty, then LESSOR, at its expense (subject to reimbursement from any proceeds of insurance arising from the applicable Casualty), shall repair and restore the Premises to a condition at least equivalent to the condition that prevailed immediately before such Casualty with reasonable diligence and continuity. If, during the period of such repair and restoration, LESSEE is unable to reasonably use all or any part of the Premises in the ordinary course of LESSEE’s business without material interference or impairment, then LESSEE shall receive a reduction in the Rent and additional rent proportionate to the fraction of the Premises unusable by LESSEE in the ordinary course of its business without material interference or impairment from the date of the applicable Casualty until LESSEE is again reasonably able to use the entire Premises without material interference or impairment. If LESSOR is obligated to repair and restore the Premises as aforesaid, LESSEE shall make available to LESSOR all insurance proceeds received on account of the applicable Casualty (other than any insurance proceeds attributable to LESSEE’s property), and LESSOR shall apply such proceeds towards the cost of such repair and restoration to the extent necessary to comply with this Section 15.2.

ARTICLE XVI

Condemnation

16.1 Condemnation of the Premises. In the event that title to all or any material part of the Premises shall be taken for any public or quasi-public use under any statute or right of eminent domain, or by private purchase in lieu thereof, either party may terminate this Lease on the date of transfer of such title.

16.2 Notice of Service of Process. Each party shall give the other immediate notice of the service on them or either of them of any legal process in connection with any such condemnation proceedings. Each party shall execute and deliver to the other all reasonable instruments that may be reasonably required to effectuate the provisions hereof.

ARTICLE XVII

Events of Default and Remedies

17.1 LESSEE Default. The following shall constitute a LESSEE Default under this Lease: (a) if LESSEE shall fail to pay the Rent, and/or any additional rent, expense or charge under this Lease within ten (10) days after receipt by LESSEE of written notice that they are due; or (b) if LESSEE shall neglect or fail to perform or observe, in any material respect, any other covenants, terms, provisions or conditions to be performed or observed by LESSEE under this Lease within thirty (30) days after written notice of said default is given by LESSOR. If the default included in Section 17.1(b) cannot reasonably be cured within thirty (30) days, LESSEE shall not be in default of this Lease if LESSEE commences to cure the default within such thirty (30) day period and diligently and in good faith continues to cure the default.

17.2 LESSOR’s Remedies. Upon the occurrence and during the continuance of any LESSEE Default specified in Section 17.1, LESSOR may, at its option, terminate this Lease, in which case:

(a) Neither LESSEE nor any person claiming through or under LESSEE shall be entitled to acquire or remain in possession of the Premises, and LESSOR shall have no further liability hereunder to LESSEE or any person claiming through or under LESSEE, and if LESSEE or any such person is in possession, LESSEE or any such person shall forthwith quit and surrender the Premises to LESSOR without further demand or notice, and LESSOR may lawfully enter the Premises, using such remedies as may be available under the law, and remove all persons and chattels therefrom and LESSOR shall not be liable for damages or otherwise by reason of re-entry or termination of this Lease or its terms;

(b) LESSOR shall have the right of eviction and the right to invoke any remedy allowed at law or in equity as if re-entry, unlawful detainer proceedings and other remedies were not herein provided for; and

(c) Notwithstanding anything contained herein to the contrary, the exercise of any remedy provided pursuant to this Lease or under law shall not deprive LESSOR of other actions against the LESSEE for possession or rent, and all such remedies are non-exclusive and can be exercised concurrently or separately as LESSOR desires.

ARTICLE XVIII

Certificates/Waivers

18.1 Certificates. Either party shall, without charge, at any time and from time to time hereafter, within ten (10) business days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person specified in such request: (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) as to the validity, force and effect of this Lease, in accordance with its terms as then provided; (c) as to the existence of any default thereunder; (d) as to the existence of any offsets, counterclaims or defenses thereto on the part of such other party; (e) as to the commencement and expiration dates of the term of this Lease; and (f) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other person to whom the same may be exhibited or delivered and the contents of such certificate shall be binding on the party executing the same.

18.2 LESSOR Waiver of Liens. LESSOR hereby expressly waives any landlord’s lien, whether contractual or statutory, to any of LESSEE’s Property. Additionally, from time to time, and in any event within thirty (30) days following a written request by LESSEE, LESSOR shall, unless LESSEE is then in default hereunder, execute and return to LESSEE a written waiver (on any form reasonably required) of LESSOR’s lien rights under applicable law with respect to any of LESSEE’s Property.

ARTICLE XIX

MISCELLANEOUS PROVISIONS

19.1 Assignment or Subleasing Prohibited. LESSEE is prohibited from subletting the Premises in whole or in part, or of transferring or in any way assigning or conveying this Lease in whole or in part to any person other than a subsidiary or an affiliate or parent corporation of LESSEE, without the prior written consent of LESSOR. If LESSEE sublets, transfers or in any way assigns or conveys this Lease, in whole or in part, to a subsidiary or an affiliate or parent corporation of LESSEE, LESSEE shall provide LESSOR with prior written notice of said action. LESSEE’s violation of this clause constitutes just cause for LESSOR to terminate and cancel the Lease.

19.2 Quiet Enjoyment. LESSEE, upon paying the Rent and all additional rent and other charges, and performing all the other terms of this Lease, shall quietly have and enjoy the Premises during the term of this Lease without hindrance or interference by anyone claiming by or through LESSOR.

19.3 Access. LESSOR reserves the right, in accordance herewith, to enter the Premises in order to inspect the same after 24 hour prior notice to LESSEE or as is otherwise reasonably necessary in the operation and/or protection of the Premises, its components or persons therein; provided however, that LESSOR shall take reasonable commercial efforts to minimize any disturbance to LESSEE or any interruption of LESSEE’s business.

19.4 Amendments. This Lease may not be amended, modified or terminated nor may any obligation hereunder be waived orally, and no such amendment, modification, termination or waiver will become effective for any purpose unless it is in writing and signed by the party against whom enforcement thereof is sought.

19.5 Waiver. Failure on the part of either party to complain of any action or non-action on the part of the other party, no matter how long the same may continue, shall never be deemed to be a waiver by such party of any of its rights hereunder. No waiver at any time of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereof, and either’s waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval by either party to or of any action by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary said party’s consent or approval to or of any subsequent similar act.

19.6 Invalidity of Particular Provisions. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

19.7 Provisions Binding, Etc. Except as herein otherwise specifically provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of LESSOR and LESSEE. Each term and each provision of this Lease to be performed by LESSEE shall be construed to be both a covenant and a condition. The reference contained to successors and assigns or LESSEE is not intended to constitute a consent to assignment by LESSEE, but has reference only to those instances in which LESSOR may later give written consent to a particular assignment as required by this Lease.

19.8 Governing Law. This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of Delaware as the same may from time to time exist.

19.9 Notices. All notices, requests, consents and other communications hereunder shall be deemed given: (i) when delivered if delivered personally (including by courier); (ii) on the third day after mailing, if mailed, postage prepaid, by registered or certified mail (return receipt requested); (iii) on the day after mailing if sent by a nationally recognized overnight delivery service which maintains records of the time, place, and recipient of delivery; or (iv) upon receipt of a confirmed transmission, if sent by telex, telecopy or facsimile transmission, in each case to the parties at the following addresses or to other such addresses as may be furnished in writing by one party to the others:

If intended for LESSOR, addressed to it at:

ABRAXIS BIOSCIENCE, LLC

11755 Wilshire Boulevard

Suite 2000

Los Angeles, CA 90025

Fax: (310) 883-3138

Attention: General Counsel

with copies to:

ABRAXIS BIOSCIENCE, INC.

11755 Wilshire Boulevard

Suite 2000

Los Angeles, CA 90025

Fax: (310) 883-3138

Attention: General Counsel

If intended for LESSEE, addressed to it at:

APP PHARMACEUTICALS, LLC

1501 East Woodfield Road

Suite 300 East

Schaumburg, IL 60173-5837

Attention: General Counsel

with copies to:

APP PHARMACEUTICALS, INC.

1501 East Woodfield Road

Suite 300 East

Schaumburg, IL 60173-5837

Attention: General Counsel

19.10 Right to Cure Defaults. Either party may, but shall not be obligated to, cure at any time, after written notice and reasonable opportunity to cure, any default by the other party under this Lease; and whenever a party so elects, all costs and expenses incurred by such party in curing a default, including, without limitation, reasonable attorneys’ fees together with interest on the amount of costs and expenses so incurred at the rate of two percent (2%) over and above the prevailing prime rate per annum charged by JP Morgan Chase in New York, New York (the “Rate”) at the time, shall be paid by the defaulting party within ten (10) days from written demand and evidence of payment therefor, and as to LESSEE shall be recoverable as additional rent. Interest shall accrue at said rate from and after the due date of any payment of the Rent, additional rent or any payment by LESSEE or LESSOR described in this Lease.

19.11 Delivery of this Instrument. This instrument cannot be construed to be a proposal of either LESSOR to LESSEE, nor of LESSEE to LESSOR, and shall have no effect whatsoever between the parties herein named unless properly executed by both parties, it being understood that this instrument has been delivered for examination only, but without any purpose whatsoever of creating or confirming any contractual relationship between LESSOR and LESSEE; provided, however, that upon proper execution of this Lease by both parties, this Section 19.11 shall be null and void.

19.12 Headings. The headings throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify or aid in the interpretation, construction or meaning of the provisions of this Lease.

19.13 Effect of Unavoidable Delays. The provisions of this section shall be applicable if there shall occur, during the Term, or prior to the commencement thereof any (i) strike(s), lockout(s) or labor dispute(s); or (ii) inability to obtain labor or materials, or reasonable substitutes therefor; or acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, fire or other casualty or other conditions similar to those enumerated in this item (ii) beyond the reasonable control of the party obligated to perform. If LESSOR or LESSEE shall, as the result of any of the above described events, fail punctually to perform any obligation on its part to be performed, under this Lease, then such failure shall be excused and not be a breach of this Lease by the party in question, but only to the extent occasioned by such event. If any right or option of either party to take any action under or with respect to this Lease is conditioned upon the same being exercised within any prescribed period of time or at or before a named date, then such prescribed period of time and such named date shall be deemed to be extended or delayed, as the case may be for a period equal to the period of the delay occasioned by any above-described event. Notwithstanding anything herein contained, however, the provisions of this section shall not be applicable to LESSEE’S obligation to pay rent or its obligations to pay any other sum, monies, costs, charges or expenses required to be paid by LESSEE hereunder, and to LESSOR’S obligations under the provisions of Article IV.

19.14 No Representation. Neither LESSOR, LESSOR nor their respective agents have made any representation, warranty or promise with respect to the Premises, except as herein expressly set forth.

19.15 Relationship of Parties. LESSOR and LESSEE shall not be considered or deemed to be joint ventures or partners and neither shall have the power to bind or obligate the other except as set forth herein.

19.16 Counterparts. This Lease may be simultaneously executed in counterparts, each of which when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes. Any such counterpart may be executed by facsimile signature with only verbal confirmation, and when so executed and delivered shall be deemed an original and such counterpart(s) together shall constitute only one original.

19.17 Severability. The provisions of this Lease shall be deemed separable. Therefore, if any part of this Lease is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Lease.

19.18 Authority. Each party warrants that it has full power, authority and legal right to execute and deliver this Lease and to keep and observe all of the terms and provisions of this Lease on such party’s part to be observed and performed. Each party warrants that this Lease is its valid and enforceable obligation.

19.19 Mitigation of Damages. The parties shall use reasonable commercial efforts to mitigate any of its damages hereunder.

19.20 No Broker. Each of LESSOR and LESSEE represents and warrants to the other party that its has not negotiated with any broker in connection with this Lease and that this Lease was negotiated directly by LESSOR and LESSEE. Each party hereby agrees to indemnify the other against all claims, damages, costs and expenses incurred by the indemnified party as a result of the breach of the foregoing representation or warranty by the indemnifying party.

19.21 Incorporation. The recitals set forth above under “RECITALS” are incorporated herein by reference.

19.22 Damages. Neither party shall be responsible for consequential, indirect, special or punitive damages.

19.23 Confidentiality – LESSOR. As used in this Section 19.23, “Information” means all information, whether printed, written, verbal, electronic on computer disk, CAD, photographic or otherwise, relating to LESSOR, including, without limiting the generality of the foregoing, financial information and all disclosure of information which relate to LESSOR’s manufacturing practices.

(a) In the event LESSEE receives any Information, LESSEE agrees to (i) immediately return to LESSOR any such Information, including, without limitation, any copies of the Information which may have been made, without retaining copies, summaries, extracts of information, analyses, reports or other documents that constitute Information and (ii) keep the knowledge of any Information in strict confidence and to not disclose, divulge or communicate, directly or indirectly, intentionally or inadvertently, Information to any person or entity. LESSEE shall not make any copies or reproduce the Information. Any Information obtained by LESSEE shall not confer any rights or interests in the Information to LESSEE or anyone else. All Information and any rights related thereto are and remain the exclusive and absolute property of LESSOR. This Lease does not constitute or create any duty or obligation on the part of LESSOR to provide any Information to LESSEE.

(b) If LESSEE or anyone else for whom LESSEE is liable breaches or attempts to breach the provisions of this Section 19.23, the injury to LESSOR may be irreparable and money damages may not be an adequate remedy. In such event, LESSOR shall be entitled, in addition to all remedies available at law or in equity, to obtain from any court of competent jurisdiction an injunction prohibiting LESSEE or such other person from any further breach or attempted breach of this Section 19.23.

19.24 Confidentiality – LESSEE. As used in this Section 19.24, “Information” means all information, whether printed, written, verbal, electronic on computer disk, CAD, photographic or otherwise, relating to LESSEE, including, without limiting the generality of the foregoing, financial information and all disclosure of information which relate to LESSEE’s manufacturing practices.

(a) In the event LESSOR receives any Information, LESSOR agrees to (i) immediately return to LESSEE any such Information, including, without limitation, any copies of the Information which may have been made, without retaining copies, summaries, extracts of information, analyses, reports or other documents that constitute Information and (ii) keep the knowledge of any Information in strict confidence and to not disclose, divulge or communicate, directly or indirectly, intentionally or inadvertently, Information to any person or entity. LESSOR shall not make any copies or reproduce the Information. Any Information obtained by LESSOR shall not confer any rights or interests in the Information to LESSOR or anyone else. All Information and any rights related thereto are and remain the exclusive and absolute property of LESSEE. This Lease does not constitute or create any duty or obligation on the part of LESSEE to provide any Information to LESSOR.

(b) If LESSOR or anyone else for whom LESSOR is liable breaches or attempts to breach the provisions of this Section 19.24, the injury to LESSEE may be irreparable and money damages may not be an adequate remedy. In such event, LESSEE shall be entitled, in addition to all remedies available at law or in equity, to obtain from any court of competent jurisdiction an injunction prohibiting LESSOR or such other person from any further breach or attempted breach of this Section 19.24.

19.25 Attorneys’ Fees. In any action or proceeding which either party brings against the other to enforce its rights hereunder, the non-prevailing party shall pay all costs incurred by the prevailing party, including reasonable attorneys’ fees, which amounts shall be a part of the judgment in said action or proceeding.

19.26 Entire Agreement. This Lease, including the Exhibits attached hereto, and the documents referred to herein, if any, constitute the entire agreement between LESSOR and LESSEE with respect to the leasing of the Premises, and shall not affect any prior or contemporaneous agreements, understandings, proposals and other representations between them.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

ABRAXIS BIOSCIENCE, LLC “LESSOR”	APP PHARMACEUTICALS, LLC “LESSEE”

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT “A”

DESCRIPTION OF THE PROPERTY